UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 8, 2026
________________________
Crescent Energy Company
(Exact name of registrant as specified in its charter)
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Delaware	001-41132	87-1133610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
600 Travis Street, Suite 7200
Houston, Texas 77002
(address of principal executive offices) (zip code)
(713) 332-7001
(Registrant’s telephone number, including area code)
________________________
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Exchange Act of 1934 (17 CFR 240.14d-2(b))
☐ Pre-commencements communications pursuant to Rule 13e-4(c) under the Securities Exchange Act of 1934 (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CRGY	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934. ☐

Item 1.01.            Entry into a Material Definitive Agreement.
Devon EF Assets Acquisition Agreement
On October 8, 2026, a subsidiary of Crescent Energy Company (the “Company,” “Crescent,” “we,” “our” or “us”) entered into the Purchase and Sale Agreement (the “Devon EF Assets Acquisition Agreement”), pursuant to which we will acquire certain assets from Devon Energy Production Company, L.P., a subsidiary of Devon Energy Corporation (NYSE: DVN), (the “Devon EF Assets,” and such acquisition, the “Devon EF Assets Acquisition”) for a purchase price of $4,220,000,000 in cash. The purchase price will be subject to customary purchase price adjustments set forth in the Devon EF Assets Acquisition Agreement, including reductions for proceeds received from sales of hydrocarbons from the asset after the economic effective date of July 1, 2026. The Devon EF Assets Acquisition is structured as an all-cash transaction and is expected to close in the fourth quarter of 2026 or early 2027, subject to customary closing conditions and regulatory approvals.
In connection with the Devon EF Assets Acquisition, the Company obtained a debt commitment letter from JPMorgan Chase Bank, N.A. for, among other things and subject to the satisfaction of certain customary terms and conditions, a bridge credit facility in an aggregate amount of up to $2.0 billion on October 8, 2026.
Item 2.02.            Results of Operations and Financial Condition.
The information contained in Item 8.01 of this Current Report, to the extent required, is incorporated into this Item 2.02 by reference.
This Current Report provides (i) pro forma statements of operations of the Company for the year ended December 31, 2025 and for the six months ended June 30, 2026, giving effect to the Transactions (as defined below), as applicable, and the related financing transactions as if they had been consummated on January 1, 2025 and (ii) pro forma financial data as of June 30, 2026, giving effect to the Devon EF Assets Acquisition and the related financing transactions as if they had been consummated on June 30, 2026, in each case as described in Item 8.01 below and incorporated into this Item 2.02 by reference. The pro forma financial information gives effect to (i) the consummation of the acquisition of Vital Energy, Inc., a Delaware corporation (the “Vital Energy Merger”), as completed by the Company on December 15, 2025, (ii) the consummation of the acquisition of Ridgemar (Eagle Ford) LLC (the “Ridgemar Acquisition”) as completed by the Company on January 31, 2025, and (iii) the pending Devon EF Assets Acquisition (together with the Vital Energy Merger and the Ridgemar Acquisition, the “Transactions”).
The information contained in this Item 2.02 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.
Item 7.01.         Regulation FD Disclosure.
On October 8, 2026, the Company issued a news release announcing the Devon EF Assets Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.
Item 8.01.            Other Events.
Recent Developments
On October 8, 2026, the Company provided certain updates to potential investors, the relevant excerpts of which are set forth below.
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Based on forecasts used in our reserve report and the Devon EF Assets reserve report, our proved developed producing (“PDP”) reserves as of December 31, 2025 have estimated average five-year and ten-year annual decline rates of approximately 12% and approximately 9%, respectively, and an estimated 2026 PDP decline rate of approximately 32%.
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Our portfolio of assets:
•at December 31, 2025, consisted of 975.5 net MMBoe (or 1,127.3 net MMBoe after giving effect to the Devon EF Assets Acquisition) of proved reserves, of which approximately 61% were liquids (or 63% after giving effect to the Devon EF Assets Acquisition), reflecting $7.8 billion in standardized measure and $8.6 billion and $7.5 billion, respectively (or $11.0 billion and $8.9 billion,, respectively, after giving effect to the Devon EF Assets Acquisition), in net proved and net proved developed (“PD”) present value discounted at a 10% discount rate;
•during the year ended December 31, 2025, produced 260 net MBoe/d (or 316 MBoe/d after giving effect to the Devon EF Assets Acquisition) and during the six months ended June 30, 2026 produced 338 net MBoe/d (with the Devon EF Assets Acquisition to add production of approximately 71 net MBoe/d); and
•during the year ended December 31, 2025, generated $167.2 million of net income, $1.7 billion of net cash provided by operating activities, $2.1 billion of Adjusted EBITDAX and $856.1 million of Levered Free Cash Flow (or $373.6 million of net loss, $4.1 billion of Adjusted EBITDAX and $0.8 billion of Levered Free Cash Flow after giving effect to the Transactions and the related financing transactions), and during the six months ended June 30, 2026, generated $74.5 million of net income, $1.5 billion of Adjusted EBITDAX and $609.5 million of Levered Free Cash Flow (or $251.8 million of net income, $2.1 billion of Adjusted EBITDAX and $0.8 billion of Levered Free Cash Flow after giving effect to the Devon EF Assets Acquisition and the related financing transactions).
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While many of our peers have historically outspent their cash flows, we have averaged a reinvestment rate, which we define as our historical capital expenditures (excluding acquisitions) over a specified period as a percentage of our historical Adjusted EBITDAX for such period, of approximately 45% of Adjusted EBITDAX since 2021.
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The table below illustrates the aggregate reserve volumes associated with our proved assets as of December 31, 2025.

Operating Area	Net Acres	Net Proved Reserves (1)(4)	% Oil & Liquids (1)(4)	Net PD Reserves (1)(4)	2025 Total Net Production	SEC Net PD PV-10 (1)(2)(4)	NYMEX Net PD PV-10 (2)(5)(6)
	(M)	(MMBoe)		(MMBoe)	(MBoe)	(MM)	(MM)
Working interest
Eagle Ford	532	537	56%	386	62,702	3,830	4,559
Permian	336	350	69%	323	3,983	2,901	3,528
Uinta	139	51	57%	37	8,530	444	553
Total Working Interest, excluding Devon EF Assets(3)	1,019	950	61%	758	92,383	7,244	8,727
Devon EF Assets(4)	89	152	79%	85	20,424	1,353	1,712
Minerals and Royalties	443	26	59%	18	2,634	273	293
Total	1,551	1,128	63%	861	115,441	8,870	10,732
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(1)Our reserves and present value (discounted at ten percent, or PV-10) were determined using average first-day-of-the-month prices for the prior 12 months in accordance with SEC guidance. For oil and NGL volumes, the average WTI posted price of $65.34 per barrel as of December 31, 2025, was adjusted for items such as gravity, quality, local conditions, gathering, transportation fees and distance from market. For natural gas volumes, the average Henry Hub Index spot price of $3.39 per MMBtu as of December 31, 2025, was similarly adjusted for items such as quality, local conditions, gathering, transportation fees and distance from market. All prices are held constant throughout the lives of the properties. The average adjusted realized product prices over the remaining lives of the properties are $64.42 per barrel of oil, $2.24 per Mcf of natural gas and $19.36 per barrel of NGLs.
(2)Reflects the net PD present values reflected in our and the Devon EF Assets’ respective proved reserve estimates as of December 31, 2025. PV-10 is not a financial measure prepared in accordance with GAAP because it does not include the effects of income taxes on future revenues. Our standardized measure totaled $7.8 billion as of December 31, 2025.
(3)Includes working interests in other basins not listed above; totals may not sum.
(4)The Devon EF Assets’ reserves and PV-10 were determined using SEC pricing. The 12-month 2025 average adjusted prices after differentials were $2.73 per Mcf of natural gas, $63.82 per barrel of oil, and $22.96 per barrel of NGL.
(5)Our NYMEX reserves and PV-10 were determined using index prices for oil and natural gas, respectively, without giving effect to derivative transactions and were calculated based on settlement prices to better reflect the market expectations as of that date, as adjusted for our estimates of quality, transportation fees, and market differentials. The NYMEX reserves calculations are based on NYMEX futures pricing at closing on September 30, 2026 for oil and natural gas. The average adjusted product prices over the remaining lives of the properties are $69.05 per barrel of oil, $2.37 per Mcf of natural gas and $20.42 per barrel of NGLs as of September 30, 2026 for Crescent Energy Company. We believe that the use of forward prices provides investors with additional useful information about our reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not a substitute, for the data presented based on SEC pricing.
(6)The reserves, PV-0 and PV-10 associated with the Devon EF Assets were determined using NYMEX pricing, without giving effect to derivatives transactions and were calculated based on settlement prices to better reflect the market expectations as of that date, as adjusted for estimates of quality, transportation fees and market differentials. The NYMEX reserves calculations are based on NYMEX futures pricing at closing on September 30, 2026 for oil and natural gas. The average adjusted product prices over the remaining lives of the properties are $70.60 per barrel of oil, $3.30 per Mcf of natural gas and $25.88 per barrel of NGLs as of September 30, 2026 for the Devon EF Assets. We believe that the use of forward prices provides investors with additional useful information about reserves estimates, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not as a substitute, for the data presented based on SEC pricing.
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As of December 31, 2025 and including the net drilling locations gained through the Devon EF Assets Acquisition, we have identified 358.5 net locations as PUD drilling locations.
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The Devon EF Assets consist of an aggregate of approximately 89 thousand net acres (97% operated), with average net production for the year ended December 31, 2025 and for the six months ended June 30, 2026 of approximately 56 MBoe/d (65% oil-weighted) and 71 MBoe/d (63% oil-weighted). As of December 31, 2025, the proved developed reserves associated with the Devon EF Assets reflect $1.4 billion and $1.7 billion in net present value (discounted at ten percent, or PD PV-10) at SEC pricing as of December 31, 2025 and NYMEX pricing as of September 30, 2026, respectively.
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We estimate the current run-rate production associated with the Devon EF Assets, as measured for the month of July 2026, to be 68 MBoe/d. Additionally, we now expect that, giving effect to the Devon EF Assets Acquisition, our capital expenditures (excluding acquisitions) for the year ending December 31, 2026 will be approximately $1.75 billion (assuming that the Devon EF Assets Acquisition had closed on January 1, 2026 and using the midpoint of our 2026 capital expenditures estimate). We determine our capital expenditures depending on a variety of factors, including, but not limited to, the success of our drilling activities, prevailing and anticipated prices for oil and natural gas, the availability of necessary equipment, infrastructure and capital, the receipt and timing of required regulatory permits and approvals, seasonal conditions, drilling and acquisition costs and the level of participation by other working interest owners.
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As of September 30, 2026, our derivative portfolio had an aggregate notional value of approximately $2.1 billion. We determine the fair value of our oil and natural gas commodity derivatives using valuation techniques that utilize market quotes and pricing analysis. Inputs include publicly available prices and forward price curves generated from a compilation of data gathered from third parties.
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The following table details our net volume positions by commodity as of September 30, 2026.

Production Period	Volumes	Weighted Average Fixed Price
	(in thousands)
Crude oil swaps – WTI (Bbls):
2026	5,253	$64.62
2027	5,490	$62.40
2027 (1)	4,563	$73.92
Crude oil two-way collars – WTI (Bbls):
2026	460	$60.00		-	$70.03
Crude oil three-way collars – WTI (Bbls):
2026	1,518	$48.00	-	$60.61	-	$74.98
2027	6,911	$52.87	-	$64.75	-	$81.37
2027 (2)	460	$45.00	-	$60.00	-	$70.00
Crude oil two-way collars – Brent (Bbls):
2026	46	$60.00		-	$82.00
Natural gas swaps (MMBtu):
2026	22,540	$4.10
2027	7,300	$4.21
2027 (3)	18,250	$4.19
Natural gas two-way collars (MMBtu):
2026	10,120	$3.04		-	$4.74
Crude oil basis swaps (Bbls):
2026	5,428	$1.34
2027	6,920	$1.48
Natural gas basis swaps (MMBtu):
2026	24,840	$(0.43)
2027	91,250	$(0.42)
Calendar Month Average roll swaps (Bbls):
2026	5,520	$0.56
Natural gas fixed index swaps – Waha (MMBtu):
2026	13,984	$2.41
2027	43,800	$2.69
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(1)Represents outstanding crude oil swap options exercisable by the counterparty until December 2026 and June 2027.
(2)Represents outstanding crude oil three-way collar options exercisable by the counterparty until June 2027.
(3)Represents outstanding natural gas swap options exercisable by the counterparty until December 2026.
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Summary reserve data based on NYMEX pricing
The following table provides our and the Devon EF Assets’ historical reserves, PV-0 and PV-10 as of December 31, 2025 using NYMEX pricing, individually and on a combined basis. We have included this reserve sensitivity in order to provide an additional method of presentation of the fair value of the assets and the cash flows that are expected to be generated from those assets based on the market’s forward-looking pricing expectations as of September 30, 2026. The historical 12-month average prices in our 2025 disclosures under the heading “—Summary reserve data based on SEC pricing” do not reflect the oil and natural gas futures. We believe that the use of forward prices provides investors with additional useful information about our reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not a substitute, for the data presented based on SEC pricing. In addition, we believe strip pricing provides relevant and useful information because it is widely used by investors in our industry as a basis for comparing the relative size and value of proved reserves to our peers and in particular addresses the impact of differentials compared with our peers. Our and the

Devon EF Assets’ estimated historical reserves, PV-0 and PV-10 based on NYMEX pricing, were otherwise prepared on the same basis as our and the Devon EF Assets’ respective estimations based on SEC pricing reserves for the comparable period. Reserve estimates using NYMEX pricing are calculated using the internal systems of our management and have not been prepared or audited by an independent, third-party reserve engineer, but otherwise contain the same parameters, except for price and minor system differences.

	As of December 31, 2025
	Crescent(1)	Devon EF Assets(3)	Combined(4)
Net Proved Reserves:
Oil (MBbls)	359,671	87,125	446,796
Natural gas (MMcf)	2,289,911	192,944	2,482,855
NGLs (MBbls)	236,527	33,252	269,779
Total Proved Reserves (MBoe)	977,850	152,535	1,130,385
PV-0 (millions) (2)	$16,529	$4,052	$20,581
PV-10 (millions) (2)	$10,487	$2,996	$13,483
Net Proved Developed Reserves:
Oil (MBbls)	275,801	52,257	328,058
Natural gas (MMcf)	1,831,072	96,077	1,927,149
NGLs (MBbls)	197,760	17,169	214,929
Total Proved Developed Reserves (MBoe)	778,740	85,439	864,179
PV-0 (millions) (2)	$13,429	$2,270	$15,699
PV-10 (millions) (2)	$9,020	$1,712	$10,732
Net Proved Undeveloped Reserves:
Oil (MBbls)	83,870	34,868	118,738
Natural gas (MMcf)	458,839	96,867	555,706
NGLs (MBbls)	38,767	16,083	54,850
Total Proved Undeveloped Reserves (MBoe)	199,110	67,096	266,206
PV-0 (millions) (2)	$3,100	$1,782	$4,882
PV-10 (millions) (2)	$1,467	$1,284	$2,751
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(1)Our NYMEX reserves, PV-0 and PV-10 were determined using NYMEX pricing, without giving effect to derivative transactions and were calculated based on settlement prices to better reflect the market expectations as of that date, as adjusted for our estimates of quality, transportation fees, and market differentials. The NYMEX reserves calculations are based on NYMEX pricing at closing on September 30, 2026 for oil and natural gas. The average adjusted product prices over the remaining lives of the properties are $69.05 per barrel of oil, $2.37 per Mcf of natural gas and $20.42 per barrel of NGLs as of September 30, 2026 for Crescent Energy Company. We believe that the use of forward prices provides investors with additional useful information about our reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not as a substitute, for the data presented based on SEC pricing.
(2)Present value (discounted at PV-0 and PV-10) is not a financial measure calculated in accordance with GAAP because it does not include the effects of income taxes on future net revenues. Neither PV-0 nor PV-10 represent an estimate of the fair market value of our oil and natural gas properties. Our PV-0 measurement does not provide a discount rate to estimated future cash flows. PV-0 therefore does not reflect the risk associated with future cash flow projections like PV-10 does. PV-0 should therefore only be evaluated in connection with an evaluation of our PV-10 of discounted future net cash flows. We believe that the presentation of PV-0 and PV-10 is relevant and useful to our investors about the future net cash flows of our reserves in the absence of a comparable measure such as standardized measure. We and others in our industry use PV-0 and PV-10 as a measure to compare the relative size and value of proved reserves held by companies without regard to the specific tax characteristics of such entities. Investors should be cautioned that neither of PV-0 and PV-10 represent an estimate of the fair market value of our proved reserves. GAAP does not prescribe any corresponding measure for PV-10 of reserves based on pricing other than SEC pricing. As a result, it is not practicable for us to reconcile our PV-10 using NYMEX pricing to standardized measure as determined in accordance with GAAP.
(3)The reserves, PV-0 and PV-10 associated with the Devon EF Assets were determined using NYMEX pricing, without giving effect to derivative transactions and were calculated based on settlement prices to better reflect the market expectations as of that date. The NYMEX reserves calculations are based on NYMEX pricing at closing on September 30, 2026 for oil and natural gas. The average adjusted product prices over the remaining lives of the properties are $70.60 per barrel of oil, $3.30 per Mcf of natural gas and $25.88 per barrel of NGLs as of September 30, 2026 for the Devon EF Assets. We believe that the use of forward prices provides investors with additional useful information about reserves estimates, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not as a substitute, for the data presented based on SEC pricing.
(4)Pro forma reserve data generally represents the arithmetic sum of the proved reserves, the standardized measure, PV-0 and PV-10 attributable to Crescent Energy Company and the Devon EF Assets. The proved reserves of the Devon EF Assets are based on its development plan and its reserve engineer’s reserve estimation methodologies. Because we will develop such proved reserves in accordance with our own development plan and, in the future, will estimate proved reserves in accordance with our own methodologies, the estimates presented herein for the Devon EF Assets may not be representative of our future reserve estimates with respect to these properties or the reserve estimates we would have reported if we had owned such properties as of December 31, 2025.
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Pro Forma
The information contained in Item 9.01(b) of this Current Report on Form 8-K is incorporated into this Item 8.01 by reference.
Devon EF Assets Reserve Report
This Item 8.01 also incorporates by reference the information contained in Item 2.02 of this Current Report and the reserve report prepared by DeGolyer and MacNaughton, independent reserve engineer, with respect to the Devon EF Assets, filed as Exhibit 99.2 herewith.
Item 9.01.         Financial Statements and Exhibits.
(a)Financial Statements of Business Acquired
Vital Energy Merger
The following historical financial statements of the business acquired in the Vital Energy Merger, attached as Exhibit 99.3 hereto:
•the historical audited consolidated financial statements of Vital Energy, Inc. as of December 31, 2024 and 2023 and for each of the three years ended December 31, 2024, 2023 and 2022;
•the historical unaudited consolidated financial statements of Vital Energy, Inc. as of September 30, 2025 and for the three and nine months ended September 30, 2025 and 2024; and
•notes to the consolidated financial statements.
Devon EF Assets Acquisition
The following historical financial statements of the business to be acquired in the Devon EF Assets Acquisition, attached as Exhibit 99.4 hereto:
•the historical audited statement of revenues and direct operating expenses for the Devon EF Assets for the years ended December 31, 2025 and 2024;
•the historical unaudited statement of revenues and direct operating expenses for the Devon EF Assets for the six months ended June 30, 2026 and 2025; and
•notes to the financial statements.
(b)Pro Forma Financials
This Current Report provides the unaudited pro forma condensed combined financial statements of the Company, giving effect to the Transactions and the related financing transactions, attached as Exhibit 99.5 hereto:
•Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2025;

•Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2026;
•Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2026; and
•Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.
Pro forma financial data for the year ended December 31, 2025 gives effect to the Transactions and the related financing transactions as if they had been consummated on January 1, 2025. Pro forma financial data for the six months ended June 30, 2026 gives effect to the pending Devon EF Assets Acquisition and the related financing transactions as if they had been consummated on January 1, 2025. Pro forma financial data as of June 30, 2026 gives effect to the Devon EF Assets Acquisition and the related financing transactions as if they had been consummated on June 30, 2026.
(d)Exhibits

Exhibit No.	Description
23.1	Consent of Ernst & Young LLP (Vital Energy, Inc.).

23.2	Consent of DeGolyer & MacNaughton (Devon EF Assets).

23.3	Consent of KPMG LLP (Devon EF Assets).

99.1	Press Release Announcing the Devon EF Assets Acquisition, dated October 8, 2026.

99.2	Report of DeGolyer & MacNaughton (Devon EF Assets).

99.3
Historical audited consolidated financial statements of Vital Energy, Inc. as of December 31, 2024 and 2023 and for each of the three years ended December 31, 2024, 2023 and 2022 and historical unaudited consolidated financial statements of Vital Energy, Inc. as of September 30, 2025 and for the three and nine months ended September 30, 2025 and 2024.

99.4
Historical audited statement of revenues and direct operating expenses for the Devon EF Assets for the years ended December 31, 2025 and 2024 and the historical unaudited statement of revenues and direct operating expenses for the Devon EF Assets for the six months ended June 30, 2026 and 2025.

99.5	Unaudited pro forma condensed combined financial statements as of June 30, 2026 and for the six months ended June 30, 2026 and for the year ended December 31, 2025.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT ENERGY COMPANY

Date: October 8, 2026
	By:	/s/ Bo Shi
	Name:	Bo Shi
	Title:	General Counsel